SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	July 2, 2007 (June 26, 2007)

Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 200, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 589-3500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On June 26, 2007, The Nasdaq Stock Market, LLC (“NASDAQ”) notified Verso Technologies, Inc., a Minnesota corporation (the “Company”), that for the 30 consecutive business days preceding June 26, 2007 the bid price for the Company’s common stock, par value $0.01 per share (the “Common Stock”), had closed below the minimum $1.00 per share requirement for continued inclusion of the Common Stock on The Nasdaq Capital Market as required by Marketplace Rule 4310(c)(4) (the “Rule”). In accordance with Marketplace Rule 4310(c)(8)(D), the Company has 180 calendar days, or until December 24, 2007, to regain compliance with the Rule. The Company may regain compliance with the Rule if the bid price of the Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days at anytime before December 24, 2007. If compliance with the Rule cannot be demonstrated by December 24, 2007 and, except for the bid price requirement, the Company meets The Nasdaq Capital Market initial listing criteria set forth in Marketplace Rule 4310(c), then the Company will have an additional 180 calendar day compliance period in which to demonstrate compliance with the Rule. If the Company does not regain compliance with the Rule prior to December 24, 2007 and is not eligible for the additional compliance period, then NASDAQ will notify the Company that the Common Stock will be delisted. At that time, the Company may appeal NASDAQ’s determination to delist the Common Stock.
     A copy of the press release issued by the Company with respect to this matter is filed as Exhibit 99.1 of this Current Report.
Item 3.02 Unregistered Sales of Equity Securities.
     On July 2, 2007, the Company issued an aggregate of 1,276,671 shares (the “Shares”) of Common Stock to the holders of the Company’s 6% Senior Unsecured Convertible Debentures issued on February 4, 2005 (the “Debentures”). The Company issued the Shares pursuant to the terms of the Debentures in full satisfaction of its obligation to make the quarterly principal and interest payments in the amounts of $843,750.00 and $177,556.64, respectively, in respect of the Debentures which were otherwise required to be paid in cash. The Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. The Company based such reliance upon representations made by the holders of the Debentures regarding their investment intent and sophistication, among other things.
     Following the issuance of the Shares, the exercise price of the Series A Warrants to purchase shares of Common Stock issued by the Company on February 4, 2005 was reduced to $2.42 per share in accordance with the terms thereof.

Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. None.

(b)	Pro Forma Financial Information. None.

(c)	Shell Company Transactions. None.

(d)	Exhibits.

99.1	Press Release dated July 2, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
By:	/s/ Martin D. Kidder
Martin D. Kidder, Chief Financial Officer

Dated: July 2, 2007

EXHIBIT INDEX
99.1	Press Release dated July 2, 2007.